Exhibit 99

Abakan Announces Agreement to Develop Better Coatings for the

Multi-Billion Dollar Small Diameter Pipe Market

December 2, 2013

(OTCQB:  ABKI)  (“Abakan”),  an  emerging  leader  in  the  advanced  coatings  and  metal  formulations

markets,   today   announced   that   it   has   signed   an   exclusive   agreement   with   LIMO   Lissotschenko

Mikrooptik   GmbH   (“LIMO”),   based   in   Dortmund,   Germany.   The   agreement   is   intended   for   the

development of a laser based system for the production of wear and corrosion resistant cladding to supply the  multi-billion  dollar  coating  market  for  3  to  8  inch  diameter  pipe  used  extensively  in  the  oil  and  gas industry.  LIMO  will  design  and  build  the  laser  coating  systems,  while  Abakan  will  design  the  auxiliary components  to  install  and  operate  these  systems.  The  cooperation  will  focus  initially  on  the  cladding  of the  smaller-diameter  thick-walled  pipes,  which  are  in  constant  demand  due  to  the  mounting  development of  large-scale  offshore  oil  and  gas  fields.  The  prospect  of  supplying  the  demand  for  small  diameter  clad pipe adds to Abakan’s current focus on cladding large diameter (10 inches and up) pipe.

LIMO  has  demonstrated  laser-melting  technology  that  can  produce  smooth  and  thin  coatings  which,  for

the   first   time   in   history,   exhibits   a   verifiable   metallurgical   bond   almost   without   any  metallurgical

substrate  effects.  The  LIMO  technology  is  based  on  optical  systems,  which  facilitate  industrial  level productivity for  the  seamless  treatment  of  the  inner  diameters  of  pipes.  The  utilization  of  this  technology in small diameter offshore pipe and in other industrial applications would have an effective life more than sufficient  for  most  products  where  cladding  is  used.  Hundreds  of  test  sample  coatings  already conducted by LIMO on behalf of an oil major evidence the effectiveness of its technology for cladding applications.

The  current  process of relying on  mechanically lined and clad plate-to-pipe solutions  for clad pipes is not ideal for thick-walled pipes due to inspectability and quality concerns. Abakan believes that LIMO’s laser based system will result in a product that offers the ideal solution for producing small diameter clad pipes.

Abakan  expects  that  its  collaboration  with  LIMO  could  also  develop  a  product  that  enables  very  thin corrosion- and wear-resistant cladding for pipes, plates, and components that would compete directly with

paints and epoxies. The   new product envisioned would offer a 3-5 times longer life than coatings that are currently  available,  at  a  cost  that  would  be  only  marginally  higher  when  compared  to  the  cost  of  the epoxies  now  used  over  a  variety  of  applications,  in  the  oil  and  gas,  petrochemical,  shipbuilding,  tooling and infrastructure industries.

Abakan CEO,  Robert Miller  stated  “We  expect  to  substantially complete  the  development  of  the  smaller-

diameter  pipe  cladding  system  within  the  next  12  months  for  planned  commercial  sales  by  mid-2015.

Abakan  will  fund  the  development  of the  prototype  system,  and  then  pursue  strategic  collaborations  with

oil  majors  and  pipe  manufacturers  to  accelerate  its  timeline  for  development  and  market  entry.    After

working  with   partners   and  potential   customers   from  multiple  industries,  we   understand  the  critical

challenges  faced  by  those  that  might  come  to  rely  on  our  products,  and  believe  that  our  alliance  with

LIMO will result in the development of a platform of products that will address those challenges.”

Dr.  Vitalij  Lissotschenko,  President  and  CEO  of  LIMO,  stated  “We  are  the  only  company  whose  core competence  uniquely  combines  optics  design,  with  laser  systems  and  materials  processing  know-how.

Our  expertise  places  us  in  the  unique  position  of  being  able  to  develop  complete  solutions  for  our customers  and  partners.  In  Abakan  -  we  see  a  team  with  a  vision  for  long-term  sustainable  growth,

tremendous  expertise  in  material  science  and  surface  engineering  which  for  us  is  more  complementary than competitive in respect to our core competencies, existing channels and network to drive the adoption of  disruptive  technologies.  Most  importantly,  we  are  extremely impressed  with  the  way Abakan  has  built a brand and reputation for innovation and excellence in such a short span of time.”

LIMO  has  over  300  patents,  the  in-house  ability to  produce  1,000’s  of  specialized  lasers  per  year  and  an international  team  of  more  than  220  engineers,  physicists,  technicians  and  many  other  specialized  staff who  design,  develop,  manufacture  and  market  innovative  micro-optics  and  laser  systems.  Since  the  very beginning,  LIMO  has  built  a  worldwide  reputation  with  their  refractive  micro-optics  technologies,  and  is considered a technology leader in the field of micro-optics.

About Abakan Inc.

Abakan develops,  manufactures,  and  markets advanced  nanocomposite  materials, innovative  fabricated metal  products and highly engineered metal composites  for applications in the oil and gas, petrochemical,

mining,  aerospace  and  defense,  energy,  infrastructure  and  processing  industries. Abakan’s technology portfolio  currently  includes high-speed,  large-area  metal  cladding  technology; long-life  nanocomposite

anti-corrosion  and  wear  coating  materials.  Abakan's   products  have  demonstrated  longer  life,  higher

productivity  and  extremely  high  strength-to-weight  ratios  compared  to  competing  technologies.  The

Abakan  group  of  companies  has  been  honored  by  The  Wall  Street  Journal  as  the #1  Manufacturing

Innovation  across  the  globe,  by  Pipeline  Industries  Guild  as  the  Top  Subsea  Pipeline  Technology,  by

Forbes  as  the #1  Most  Promising  Material  Science  Company  in  the  United  States,  by  American  Metals

Market  with  the  Steel  Excellence  Award,  by  Inc.  500  as  one  of  the  Fastest  Growing  Manufacturing

Company   in   the   U.S.,   and   has   received   numerous   other   trade,   industry   and   technology   awards

including five  R&D  100  Awards and  a  Technology  Innovation  Award from  the  National  Institute  of

Standards  and  Technology.  Over  $50  million  has  been  invested  in product  development  and  testing by federal  agencies,  national  labs  and  our  companies  in  order  to  deliver  products  that  offer  improved performance  over  the  current  state  of  art.  Abakan  has  successfully introduced  its metal  coatings for  metal asset  protection  and  life  extension  in  the  oil  and  gas  and  mining  industries,  and  is  currently  focusing  on the scale-up and commercialization of its highly disruptive metal cladding products for the oil and gas, oil sands,  and  mining  industries.  Abakan  currently  operates  from  multiple  locations  in  United  States,  and intends to expand global operations in South America, Canada and Indo-China.

Forward-Looking Statements:

A  number  of  statements  contained  in  this  press  release  are  forward-looking  statements.  These  forward looking  statements  involve  a  number  of  risks  and  uncertainties  including  technological  obsolescence,

market  acceptance  of  future  products,  competitive  market  conditions,  and  the  sufficiency  of  capital resources.  The  actual  results  Abakan  may  achieve  could  differ  materially  from  any  forward-looking statements  due  to  such  risks  and  uncertainties.  Abakan  encourages  the  public  to  read  the  information provided  here  in  conjunction  with  its  most  recent  filings  on Form  10-K  and  Form  10-Q.  Abakan’s  public filings may be viewed at www.sec.gov.

Abakan Inc.

Robert Miller, Chief Executive Officer

Phone: 786-206-5368

Email: robert.miller@abakaninc.com

www.abakaninc.com

Investor Relations

Steve Ferris

(206) 919-6304

steve@affinityfinancing.com

Abakan Inc. is on Facebook

Abakan Inc. is on Twitter